                                                                               .
                                                                               .
                                                                               .
                                                                    Exhibit 99.2


(Official Form 1)(9/01)
-------------------------------------------------------------------------------------------------------------------------------
FORM 51                                 UNITED STATES BANKRUPTCY COURT                         VOLUNTARY PETITION
-------------------------------------------------------------------------------------------------------------------------------
Name of Debtor (if individual, enter Last, First, Middle):         Name of Joint Debtor (Spouse) (Last, First, Middle):
  WEIRTON STEEL CORPORATION

-------------------------------------------------------------------------------------------------------------------------------
All Other Names used by the Debtor in the last 6 years             All Other Names used by the Joint Debtor in the last 6 years
(include married, maiden, and trade names):                        (include married, maiden, and trade names):




----------------------------------------------------------------------------------------------------------------------------------
Soc. Sec./Tax I.D. No. (if more than one, state all):              Soc. Sec./Tax I.D. No. (if more than one, state all):
06-1075442
----------------------------------------------------------------------------------------------------------------------------------
Street Address of Debtor (No. & Street, City, State & Zip Code):   Street Address of Joint Debtor (No. & Street, City State &
                                                                   Zip Code):
400 Three Springs Drive
Weirton, WV 26062

-----------------------------------------------------------------------------------------------------------------------------------
County of Residence or of the                                     County of Residence or of the
Principal Place of Business:      Hancock                         Principal Place of Business:
-----------------------------------------------------------------------------------------------------------------------------------
Mailing Address of Debtor (if different from street address):     Mailing Address of Joint Debtor (if different from street address:




------------------------------------------------------------------------------------------------------------------------------------
Location of Principal Assets of Business Debtor
(if different from street address above):
====================================================================================================================================
                             INFORMATION REGARDING THE DEBTOR (CHECK THE APPLICABLE BOXES)

VENUE (Check any applicable box)
 [X] Debtor has been domiciled or has had a residence, principal place of business, or principal assets in this District for 180 days immediately preceding the date of this petition or for a longer part of such 180 days than in any other District.

 [ ] There is a bankruptcy case concerning debtor's affiliate, general partner, or partnership pending in this District.
====================================================================================================================================
     TYPE OF DEBTOR (Check all boxes that apply)                      CHAPTER OR SECTION OF BANKRUPTCY CODE UNDER WHICH
 [ ] Individual(s)        [ ] Railroad                                        THE PETITION IS FILED (Check one box)
 [X] Corporation          [ ] Stockbroker                         [ ] Chapter 7      [X] Chapter 11      [ ] Chapter 13
 [ ] Partnership          [ ] Commodity Broker                    [ ] Chapter 9      [ ] Chapter 12
 [ ] Other ______________________                                 [ ] Sec. 304 - Case ancillary to foreign proceeding
------------------------------------------------------------------------------------------------------------------------------------
          NATURE OF DEBTS (Check one box)                                       FILING FEE (Check one box)
 [ ] Consumer/Non-Business    [X] Business                        [X] Full Filing Fee attached
----------------------------------------------------------------  [ ] Filing Fee to be paid to installments (Applicable to
CHAPTER 11 SMALL BUSINESS (Check all boxes that apply)                individuals only.) Must attach signed application for the
 [ ] Debtor is a small business as defined in 11 U.S.C. Sec. 101      court's consideration certifying that the debtor is unable to
 [ ] Debtor is and elects to be considered a small business           pay fee except in installments. Rule 1006(b). See Official
     under 11 U.S.C. Sec. 1121(e)(Optional)                           Form No. 3.
====================================================================================================================================
STATISTICAL/ADMINISTRATIVE INFORMATION (Estimates only)                                             THIS SPACE IS FOR COURT USE ONLY
 [X] Debtor Estimates that funds will be available for distribution to unsecured creditors.
 [ ] Debtor estimates that, after any exempt property is excluded and administrative expenses paid, there will be no funds available for distribution to unsecured creditors.
---------------------------------------------------------------------------------------------------------
Estimated Number of Creditors      1-15   16-49   50-99   100-199   200-299   1000-over
                                   [ ]     [ ]     [ ]      [ ]       [ ]       [X]
----------------------------------------------------------------------------------------------------------
Estimated Assets
 $0 to   $50,001 to  $100,001 to  $500,001 to  $1,000,001 to  $10,000,001 to  $50,000,001 to  More than
 $50,000 $100,000    $500,000     $1 million   $10 million    $50 million     $100 million    $100 million
 [ ]     [ ]         [ ]          [ ]          [ ]            [ ]             [ ]             [X]
----------------------------------------------------------------------------------------------------------
Estimated Debts
 $0 to   $50,001 to  $100,001 to  $500,001 to  $1,000,001 to  $10,000,001 to  $50,000,001 to  More than
 $50,000 $100,000    $500,000     $1 million   $10 million    $50 million     $100 million    $100 million
 [ ]     [ ]         [ ]          [ ]          [ ]            [ ]             [ ]             [X]
====================================================================================================================================

(Official Form 1)(9/01)

                                                                 FORM B1, Page 2

VOLUNTARY PETITION                                       Name of Debtor(s)
(This page must be completed and filed in every case)      WEIRTON STEEL CORPORATION

____________________________________________________________________________
   PRIOR BANKRUPTCY CASE FILED WITHIN LAST 6 YEARS (If more than one, attach additional sheet)

Location                                   Case Number:         Date Filed:
Where Filed:    - NONE -
______________________________________________________________________________

PENDING BANKRUPTCY CASE FILED BY ANY SPOUSE, PARTNER, OR AFFILIATE OF THIS
               DEBTOR (If more than one, attach additional sheet)

Name of Debtor:                             Case Number:         Date Filed:
- NONE -
______________________________________________________________________________
District:                                   Relationship:        Judge:
______________________________________________________________________________

              SIGNATURES

SIGNATURE(S) OF DEBTOR(S) (INDIVIDUAL/JOINT)

I declare under penalty of perjury that the information provided in this petition is true and correct.

[If petitioner is an individual whose debts are primarily consumer debts and has chosen to file under chapter 7] I am aware that I may proceed under chapter 7, 11, 12, or 13 of title 11, United States Code, understand the relief available under each such chapter, and choose to proceed under chapter 7.

I request relief in accordance with the chapter of title 11, United States Code, specified in this petition.

X ____________________________________________________________________________
  Signature of Debtor

X ____________________________________________________________________________
  Signature of Joint Debtor

  ____________________________________________________________________________
  Telephone Number (If not represented by attorney)

  ____________________________________________________________________________
  Date

______________________________________________________________________________
          SIGNATURE OF ATTORNEY

X     /s/ Mark E. Freedlander
  ____________________________________________________________________________
      Signature of Attorney for Debtor(s)

  ROBERT G. SABLE AND MARK E. FREEDLANDER
  ____________________________________________________________________________
  Printed Name of Attorney for Debtor(s)

  MCGUIREWOODS, LLP
  ____________________________________________________________________________
  Firm Name

  DOMINION TOWER, 23RD FLOOR
  625 LIBERTY AVENUE
  PITTSBURGH, PA 15222
  ____________________________________________________________________________
  Address

  412-667-6000  FAX: 412-667-6050
  ____________________________________________________________________________
  Telephone Number

  05.19.03
  ____________________________________________________________________________
  Date

  ____________________________________________________________________________

SIGNATURE OF DEBTOR (CORPORATION/PARTNERSHIP)

I declare under penalty of perjury that the information provided in this petition is true and correct, and that I have been authorized to file this petition on behalf of the debtor.

The debtor requests relief in accordance with the chapter of title 11, United States Code, specified in this petition.

X   /s/ James T. Gibbons
  ____________________________________________________________________________
  Signature of Authorized Individual

        JAMES T. GIBBONS
  ____________________________________________________________________________
  Printed Name of Authorized Individual

  Director of Corporate Development Strategy
  ____________________________________________________________________________
  Title of Authorized Individual

  05.19.03
  ____________________________________________________________________________
  Date

  ____________________________________________________________________________
                                   EXHIBIT A

(To be completed if debtor is required to file periodic reports (e.g., forms 10K and 10Q) with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and is requesting relief under chapter 11)

[X] Exhibit A is attached and made a part of this petition.

  ____________________________________________________________________________
                                   EXHIBIT B

(To be completed if debtor is an individual whose debts are primarily consumer debts)

I, the attorney for the petitioner named in the foregoing petition, declare that I have informed the petitioner that [he or she] may proceed under chapter 7, 11, 12, or 13 of title 11, United States Code, and have explained the relief available under each such chapter.

X ____________________________________________________________________________
  Signature of Attorney for Debtor(s)  Date


  ____________________________________________________________________________
                                   EXHIBIT C

Does the debtor own or have possession of any property that poses or is alleged to pose a threat of imminent and identifiable harm to public health or safety?

[ ] Yes, and Exhibit C is attached and made a part of this petition.

[X] No

  ____________________________________________________________________________
                  SIGNATURE OF NON-ATTORNEY PETITION PREPARER

I certify that I am a bankruptcy petition preparer as defined in 11 U.S.C.
Section 110, that I prepared this document for compensation, and that I have provided the debtor with a copy of this document.

  ____________________________________________________________________________
  Printed Name of Bankruptcy Petition Preparer

  ____________________________________________________________________________
  Social Security Number

  ____________________________________________________________________________
  Address

Names and Social Security numbers of all other individuals who prepared or assisted in preparing this document:

If more than one person prepared this document, attach additional sheets conforming to the appropriate official form for each person.



X _____________________________________________________________________________
  Signature of Bankruptcy Petition Preparer

  _____________________________________________________________________________
  Date


A bankruptcy petition preparer's failure to comply with the provisions of title 11 and the Federal Rules of Bankruptcy Procedure may result in fines or imprisonment or both. 11 U.S.C. Section 110; 18 U.S.C. Section 156.
  _____________________________________________________________________________

                         UNITED STATES BANKRUPTCY COURT
                       NORTHERN DISTRICT OF WEST VIRGINIA

In re WEIRTON STEEL CORPORATION                   Case No.
      ----------------------------------------            ----------------------
                                  Debtor
                                                  Chapter            11
                                                          ----------------------

                       EXHIBIT "A" TO VOLUNTARY PETITION

     1. If any of debtor's securities are registered under Section 12 of the Securities Exchange Act of 1934, the SEC file number is 001-10244.
                                                                  --------------

     2. The following financial data is the latest available information and refers to debtor's condition on MARCH 31, 2003.
                                          --------------

               a.   Total assets                  $  654,480,000.00
                                                   ----------------

               b.   Total debts (including debts
                    listed in 2.c., below)        $1,409,561,000.00
                                                   ----------------
                                                                     Approximate
                                                                     number of
               c.   Debt securities held by more than 500 holders.   holders

          secured / /  unsecured / /  subordinated / /  $      0.00          0
                                                         ----------  ----------

          secured / /  unsecured / /  subordinated / /  $      0.00          0
                                                         ----------  ----------

          secured / /  unsecured / /  subordinated / /  $      0.00          0
                                                         ----------  ----------

          secured / /  unsecured / /  subordinated / /  $      0.00          0
                                                         ----------  ----------

          secured / /  unsecured / /  subordinated / /  $      0.00          0
                                                         ----------  ----------

               d.   Number of shares of preferred stock   3,451,279          0
                                                        -----------  ----------

               e.   Number of shares of common stock     44,048,492      3,978
                                                        -----------  ----------

                    Comments, if any:


     3.   Brief description of debtor's business:
               INTEGRATED PRODUCER OF FLAT-ROLLED CARBON STEEL

     4. List the name of any person who directly or indirectly owns, controls, or holds, with power to vote, 5% or more of the voting securities of debtor:
               UNITED NATIONAL BANK-NORTH, AS TRUSTEE OF THE 1984 ESOP (17%) WENDELL W. WOOD (9%)

                      IN THE UNITED STATES BANKRUPTCY COURT
                   FOR THE NORTHERN DISTRICT OF WEST VIRGINIA

IN RE:                                 :  Bankruptcy No.
                                       :
WEIRTON STEEL CORPORATION ,            :  Chapter 11
                                       :
             Debtor.                   :  L. Edward Friend, II
                                       :  United States Bankruptcy Judge


                         DECLARATION OF JAMES T. GIBBONS
            IN SUPPORT OF CHAPTER 11 PETITION AND FIRST DAY PLEADINGS

      James T. Gibbons, under penalty of perjury, hereby declares as follows:

      1. I am Senior Director - Corporate Development and Strategy of Weirton Steel Corporation ("Weirton"), the Debtor and Debtor-in-possession in this case. I submit my Declaration in support of the relief that Weirton has requested in its "First Day Pleadings" filed in this case.

      2. In order to enable Weirton to minimize the traditionally adverse effects of the commencement of a chapter 11 proceeding on its business, Weirton is requesting various types of relief in First Day Pleadings. The First Day Pleadings seek relief, inter alia, to: (a) obtain new financing which provides additional borrowing availability to fund the going concern operation of Weirton's business; (b) preserve customer, vendor and supplier relationships;
(c) retain employees and maintain employee support and morale; (d) ensure the continuation of Weirton's cash management system and other business functions without interruption or delay; (e) establish certain administrative procedures to promote Weirton's smooth transition into its chapter 11 proceeding; and (f) employ and retain professionals critical to Weirton's reorganization efforts.

      3. All facts set forth in this Declaration are based upon my personal knowledge, upon information supplied to me by others at Weirton with first hand knowledge, and/or upon my opinion based upon my experience and knowledge of Weirton's operations and financial condition. I could and would testify completely and competently to the facts set forth herein if I were called upon to testify.

      4. I am authorized to submit this Declaration on behalf of Weirton. Part I of this Declaration describes Weirton's business and the events and circumstances giving rise to this chapter 11 proceeding. Part II of this Declaration sets forth relevant facts and information in support of and relating to the First Day Pleadings.

I.    BACKGROUND

      A. GENERAL

      5. Weirton and its predecessor companies have been in the business of making and finishing steel products for over ninety years at facilities located in Weirton, West Virginia. From November 1929 until January 1984, Weirton's business had been operated in one form or another as the Weirton Steel Division of National Steel Corporation. Weirton was incorporated in Delaware in November 1982 and its principal operating assets were acquired from National Steel Corporation in January 1984. Since 1984, Weirton has operated under an Employee Stock Ownership Plan ("ESOP"), pursuant to which 100% of Weirton's outstanding common stock was held by United National Bank - North, as Trustee of the 1984 ESOP, until 1989, when a public offering occurred in relation to the funding of a $500 million capital improvement program, and as a result, a second ESOP (the "1989 ESOP") was created. The 1989 ESOP's ownership of Weirton was further diluted in 1994 in order to meet capital requirements. Currently, the ESOP owns approximately 17% of Weirton's common stock and approximately 93% of Weirton's Series A Preferred Stock which is convertible to common stock.

      6. Taking into account the proposed acquisition of National Steel Corporation by U.S. Steel, Weirton is the sixth largest integrated producer of steel products in the United States, and the second largest producer of tin mill products in the United States. Weirton produced approximately 2.7 million tons of raw steel and shipped approximately
2.3 million tons of finished and semi-finished products in calendar year 2002. Weirton offers a broad line of steel products, including tin plate, chrome coated, and black plate comprising tin mill products (collectively "TMP"), as well as a wide range of low carbon flat rolled steel products, including hot and cold rolled sheet steel, as well as hot-dipped and electrolytic galvanized products (collectively "Sheet Products"). Weirton had gross sales in calendar year 2002 of approximately $1.036 billion. Weirton is the second largest domestic producer of TMP with a domestic share of approximately 25%. Weirton's share of the domestic sheet market is approximately 3%. In 2002, TMP accounted for 46% of the Company's revenue and 35% of tons shipped, while Sheet Products accounted for 54% of the revenue and 65% of the tons shipped by the Company. Weirton is the second largest private employer in the State of West Virginia.

      7. Unlike many of its larger competitors, Weirton does not own, participate in the ownership of or operate production facilities from which it can draw its raw material requirements; thus, Weirton must buy raw materials, including coke and iron ore pellets, in the open market. Weirton has a contract with a subsidiary of Cleveland Cliffs, Inc. to purchase Weirton's standard and flux grade iron ore pellet requirements, which extends through 2009 (or alternatively through 2015 if certain conditions relative to the MABCO vendor investment agreement have not been met). Weirton has a contract with USX Corporation, which extends through December 2004, to purchase blast furnace coke. Additionally, Weirton purchases limestone, tin, zinc and other raw materials on the open market from multiple sources.

      8. The primary sources of energy used by Weirton are natural gas and electricity. Weirton has no long-term commitments for the purchase of natural gas and the Company purchases its natural gas requirements on the spot market. Weirton's production operations have the capacity to generate significant electricity as a by-product. Weirton contracts with an outside electric utility to purchase its excess electricity requirements at a reduced rate in consideration of Weirton limiting its internal power generation. Weirton is a party to a supply contract, expiring in 2011, for the supply of its oxygen, hydrogen and nitrogen requirements.

      9. Weirton currently employs approximately 3,523 active employees who are engaged in the manufacture of steel products, support services, sales and marketing activities, and management and administration. Approximately 2,985 of the aforementioned employees are in bargaining units covering production and maintenance workers, clerical workers and nurses represented by the Independent Steelworkers Union ("ISU") and approximately 20 individuals are represented by the Independent guards Union ("IGU"). In excess of 20,000 employees, dependents of current employees and retirees and their dependents rely on Weirton to provide medical and other benefits. Weirton is the second largest private employer in the State of West Virginia.

      10. On a balance sheet basis, as of the date of the filing of its voluntary petition for relief, May 19, 2003 ("Petition Date"), Weirton owned current assets having an approximate value of $270 million; property, plant and equipment having an approximate value of $357 million; and other miscellaneous assets having an approximate value of $9 million; for a total asset value of approximately $636 million.

      11. Weirton's largest outstanding liabilities as of the Petition Date are generally described as follows:

      (a) Weirton is the borrower under that certain Amended and Restated Loan And Security Agreement dated as of May 3, 2002 and further amended and restated on June 18, 2002 (collectively, the "Senior Credit Facility") with Fleet Capital Corporation, individually and as agent, Foothill Capital Corporation, individually and as syndication agent, The CIT Group/Business Credit, Inc., individually and as co-documentation agent, GMAC Business Credit, LLC, individually and as co-documentation agent, and Transamerica Business Capital Corporation, individually. The Senior Credit Facility is a revolving credit facility secured by a first priority lien and security interest in, inter alia, accounts receivable and inventory of Weirton, the #9 Tandem Mill, Hot Strip Mill and Tin Assets (all as defined in the Senior Credit Facility). The Senior Credit Facility has a maximum availability of $200 million, subject to defined borrowing base restrictions, and up to a $25 million letter of credit subfacility. On the Petition Date, the principal amount due under the Senior Credit Facility was approximately $160,551,115.93 million, including contingent liabilities under outstanding letters of credit, plus accruing interest, fees, costs and other expenses.

      (b) Weirton is the borrower under that certain Term Loan Agreement dated as of August 15, 2002 ("Term Loan") with Steelworkers Community Federal Credit Union ("SCFCU"). The Term Loan is in the original principal amount of $3.1 million, with a current principal balance of approximately $2.9 million. The SCFCU Term Loan is secured by a first priority deed of trust and a perfected security interest in Weirton's general office facility, its research and development facility, and its railroad rolling stock.

      (c) Weirton is the issuer of $118,242,300 in 10% senior secured notes due 2008 (the "New Senior Secured Notes") pursuant to that certain indenture between Weirton and J.P. Morgan Trust Company, N.A. as Indenture Trustee, dated as of June 18, 2002 ("New Senior Secured Notes Indenture"). The new Senior Secured Notes and 1.9 million shares of Series C Convertible Redeemable Preferred Stock (with mandatory redemption in 2013 of $48.4 million) were issued in exchange for $110,066,000 of Weirton's 11 3/8% senior notes due 2004 (with an outstanding balance of approximately $122,724,000), and $104,920,000 of Weirton's 10 3/4% senior notes due 2005 (with an outstanding balance of approximately $121,256,000) which were tendered. The New Senior Secured Notes are secured by junior liens, security interests and deeds of trust in and against Weirton's #9 Tandem Mill, Hot Strip Mill, and Tin Assets. The Indenture Trustee, on behalf of the New Senior Secured Notes, agreed to subordinate all liens, claims, encumbrances and rights of payment to the lenders under the Senior Credit Facility pursuant to that certain Intercreditor Agreement dated as of June 18, 2002. Notwithstanding the tender of a substantial portion of Weirton's 11 3/8% senior notes due 2004 and 10 3/4% senior notes due 2005, approximately $12,658,000 of the 11 3/8% senior notes due 2004 remain outstanding and approximately $16,336,000 of the 10 3/4% senior notes due 2005 remain outstanding.

      (d) The City of Weirton issued $27.3 million in principal amount of Series 2002 Secured Pollution Control Revenue Refunding Bonds ("Secured Series 2002 Bonds") in exchange for $45,530.00 of tendered 8 5/8% Pollution Control Bonds (Series 1989 Bonds) pursuant to that certain indenture of trust dated as of June 18, 2002 between the City of Weirton, as issuer and J.P. Morgan Trust Company, N.A., as Secured Series 2002 Bonds Trustee. In consideration of the City of Weirton issuing the Series 1989 Bonds, Weirton executed a Loan Agreement dated as of November 1, 1989 with Weirton pursuant to which Weirton was obligated to, inter alia, service and pay all obligations under the Series 1989 Bonds. As a result of the issuance of the Secured Series 2002 Bonds by the City of Weirton, an Amended Loan Agreement dated June 18, 2002 was executed by Weirton and the City of Weirton. The Secured Series 2002

            Bonds are secured by junior liens, security interests and deeds of trust in and against Weirton's #9 Tandem Mill, Hot Strip Mill, and Tin Assets. The Secured Series 2002 Bonds Trustee, on behalf of the holders of Secured Series 2002 Bonds, agreed to subordinate all liens, claims, encumbrances and rights of payment to the lenders under Senior Credit Facility pursuant to that certain Intercreditor Agreement dated as of June 18, 2002. In accordance with that certain Collateral Agency and Second Lien Intercreditor Agreement dated as of June 18, 2002, the Indenture Trustee and the Secured Series 2002 Bonds Trustee agreed, inter alia, that the Indenture Trustee and the Secured Series 2002 Bonds Trustee would appoint J.P. Morgan Trust Company, N.A. as collateral agent and that the liens and claims of the Indenture Trustee, on behalf of the holders of the New Senior Secured Notes, and the Secured Series 2002 Bonds Trustee, on behalf of holders of Secured Series 2002 Bonds, are pari passu in priority. Notwithstanding the tender of a substantial portion of the 8 5/8% pollution control bonds due 2014, approximately $10,700,000 remains outstanding.

      (e) On September 30, 2002, Weirton and an affiliate entered into a sale and leaseback transaction with certain of its vendors (the "Vendors") for Weirton's Foster Wheeler Steam Generating Facility, including certain real property and energy generating equipment. In consideration of the sale and leaseback transaction, Weirton received a combination of cash forgiveness of trade accounts payable owing to certain Vendors and cash totaling $29.2 million. Under the sale and leaseback transaction, Weirton pays an entity owned by the Vendors base rent calculated to yield targeted interest rates to the Vendors through the end of the lease term, which is December 31, 2012. At such time as all lease obligations are satisfied by Weirton, the agreements provide for Weirton to repurchase the assets conveyed in this transaction for $10.00. Certain conditions trigger Weirton's obligation to pay additional rent.

      (f) As of February 28, 2003, Weirton had an underfunded pension obligation of approximately $435 million, of which no less than $70 million in contributions per year in years 2003 through 2007 must be funded in accordance with ERISA minimum funding requirements. By letters dated April 14, 2003 and April 15, 2003 respectively, the Internal Revenue Service agreed to a forebearance of minimum funding requirement for pension plan year 2002 and the first quarter of pension plan year 2003 respectively.

      (g) As of March 31, 2003, Weirton had an estimated accrued liability for other post retirement benefits (OPEB) of approximately $355 million, with an actual annual cash cost of no less than $30 million per year.

      (h) Accounts payable of Weirton number in excess of 1,000 trade vendors and as of the Petition Date, totaled approximately $80 million.

      B. FACTORS LEADING TO CHAPTER 11 FILING

      12. During 2001, domestic integrated steel producers suffered record losses due to the level of steel imports and severely depressed steel pricing. In 2002, recessionary conditions continued to prevail in the marketplace, although losses incurred by domestic producers in 2002 were not as significant as in 2001. As a result of continuing pressures in the marketplace during 2002, National Steel Corporation, the third largest integrated domestic producer of steel, filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in March 2002, and three smaller producers of steel also sought chapter 11 protection in the first quarter of 2002 (Geneva Steel, LLC; Huntco, Inc.; and Calmet Steel Co.). The Bush Administration's decision to impose tariffs upon certain steel imports as well as the shutdown of a significant portion of domestic flat rolled steel capacity (at LTV), improved domestic market conditions in the second and third quarters of 2002. In April of 2002, International Steel Group, Inc. ("ISG") purchased the assets of LTV Steel ("LTV") out of LTV's bankruptcy proceedings, and re-started the majority of the former LTV production facilities. By the end of 2002, approximately 6 million net tons of steel producing capacity was back on line, and as a result, flat rolled product pricing significantly declined from the higher prices enjoyed by domestic producers in the third quarter of 2002. Economic uncertainty and continued excess world-wide capacity have caused a further price deterioration for flat rolled product in 2003.

      13. The acquisition by ISG of the assets of LTV, Acme Steel and Bethlehem from bankruptcy proceedings, each without the prior legacy obligations to fund pensions and retiree medical expenses (as well as the ability to "re-man" operations) has established a new low cost benchmark for the domestic steel industry. This "pattern" is likewise expected to be followed in the bankruptcy reorganization proceedings of National Steel and Wheeling-Pittsburgh Steel. As a result, mills with formerly cost prohibitive operations have been reconfigured to operate with very competitive cost structures. Weirton, in its reasoned business judgment, submits that among other things, the chapter 11 process will afford it the opportunity to become cost competitive in both the sheet and tin mill product markets.

      14. In response to its deteriorating financial condition, Weirton, in mid-2001, developed and began to implement a strategic restructuring plan designated to, among other things, reduce operating costs, improve liquidity and working capital position, restructure long-term debt, and reposition business focus.

      15. The strategic restructuring included five integral elements, four of which were substantially accomplished by the Company prior to the Petition Date. The five elements to the 2001 strategic restructuring included:

            (a) Reduce operating costs: through the implementation of a cost savings program, including, but not limited to, streamlining of management, workforce reduction, reductions to employee benefit costs and other operating costs;

            (b) Improve liquidity and long-term supplier relationships: through financing programs entered into with approximately sixty primary vendors and suppliers;

            (c) Increase borrowing availability and liquidity: through refinancing of bank credit and asset securitization facilities, thus enabling Weirton to borrow more effectively against current assets;

            (d) Restructure long-term debt and lowering debt service: through an exchange offer for approximately $300 million of Weirton's long-term debt in consideration of approximately $185 million principal in long-term debt with extended maturity and lower annual interest service;

            (e) Fundamentally reposition of Weirton's business: to focus product mix toward higher margin, value added products and away from lower margin, commodity flat rolled sheet products through strategic acquisitions and targeted investments, and through internally developed new technology.

Prior to the Petition Date, Weirton stabilized its financial condition through the successful implementation of strategic restructuring elements (a) through
(d) listed above. The strategic
repositioning of Weirton's business as described in element (e) was expected to occur through one or more strategic acquisitions which have not occurred to date, and no guaranty exists that such acquisitions will be possible in the near future.

      16. Cost cutting measures implemented by Weirton in 2001 and 2002 permitted the Company to survive without the necessity of a bankruptcy filing, while at the same time, a number of Weirton's domestic competitors were required to seek bankruptcy protection. Notwithstanding the success of the earlier cost-cutting program by Weirton, the Company was again forced to implement additional cost-cutting measures (resulting in annualized savings of approximately $60 million) early in 2003 in order to maintain liquidity sufficient for going concern operations. These measures were necessary, in significant part, due to the continued depressed price of flat rolled products, which was brought about, in part, by the restart of formerly idled steel assets.

II.   FIRST DAY PLEADINGS

      A. INTRODUCTION

      17. Concurrent with the filing of its voluntary chapter 11 petition for relief, Weirton has filed a number of First Day Pleadings. Weirton has also filed a motion seeking an emergency hearing on certain First Day Pleadings, and anticipates that the Court will conduct a hearing on the first day of Weirton's chapter 11 case, or as soon thereafter as practical. The First Day Pleadings that Weirton anticipates will be heard at a first day hearing are described below.

      18. I have participated in the preparation of or reviewed each of the First Day Pleadings, including the exhibits thereto and supporting memoranda, and I believe that the relief sought in each of the First Day Pleadings is tailored to meet Weirton's goals of (a) continuing business operations with the least amount of disruption and loss of productivity as possible; (b) maintaining the confidence and support of customers, employees, contractors, vendors, suppliers and service providers; and (c) establishing procedures for smooth and efficient administration of this case. Ultimately, the First Day Pleadings will be a critical initial step in Weirton's ability to achieve a successful reorganization.

      B.    CASE ADMINISTRATION MOTIONS

            (a) Extension of Time to File Schedules and Statement

      19. Due to the substantial size and scope of Weirton's business, the complexity of its financial affairs, limited staffing to perform required tasks, and press of business incident to commencement of this chapter 11 proceeding, Weirton was unable to assemble all requisite information necessary to complete and file its Schedules and Statement of Financial Affairs. Accordingly, Weirton seeks the entry of an order extending, by an additional forty-five days, for a total of sixty days the date by which Weirton must file its Bankruptcy Schedules and Statement of Financial Affairs with the Court in accordance with Bankruptcy Rule 1007.

            (b) Adequate Assurance of Utility Payments

      20. Weirton utilizes gas, water, electric, telephone, industrial gases and other utility services provided by at least over twenty-five different companies ("Utility Providers"). Utility Providers supply services essential to Weirton's going concern operations, and any interruption of utility services could prove devastating to Weirton's reorganization efforts. Even a temporary disruption or discontinuation of utility services could irreparably disrupt Weirton's business operations, fundamentally undermining Weirton's reorganization efforts. Accordingly, Weirton seeks entry of an order (i) determining that (a) Weirton's pre-petition payment history to Utility Providers, (b) ability to pay post-petition invoices from the proceeds of post-petition financing; (c) administrative priority status afforded to Utility Providers in accordance with section 503(b) of the Bankruptcy Code, together constitute adequate assurance to Utility Providers under section 366(b) of the Bankruptcy Code; (ii) approving procedures for determinations of adequate assurance; and (iii) enjoining Utility Providers from altering, refusing or discontinuing service to Weirton during the twenty day period following the Petition Date and during any subsequent period in which an adequate assurance determination is to be made by the Court.

            (c) Confirmation of Administrative Expense Priority

      21. In the ordinary course of Weirton's business and affairs, numerous suppliers and service providers provide Weirton with goods and services integral to Weirton's continuing operations. Under the circumstances of this proceeding, Weirton submits that certain relief is required to provide assurances to vendors of supplies and services to Weirton in order to permit Weirton to obtain timely and uninterrupted delivery of goods and services. Accordingly, Weirton seeks entry of an order, inter alia, confirming that Weirton's undisputed obligations to suppliers arising from (a) shipments of goods delivered to and accepted by Weirton after the Petition Date and (b) the provision of services to Weirton following the Petition Date at Weirton's request, will be entitled to administrative expense priority status pursuant to section 503(b)(1)(A) of the Bankruptcy Code.

      C.    EMPLOYEE AND WORKERS' COMPENSATION MOTIONS

      (a)   Employee Wages and Benefits

      22. Even a short delay or disruption in the provision of employee benefits or payment of compensation to employees will irreparably harm Weirton's relationship with its workforce, and adversely impact morale of the workforce at the very time when the dedication, confidence and cooperation of these employees is most critical. Weirton cannot risk the substantial and potentially insurmountable disruption to its operations that would inevitably result from Weirton's inability or failure to pay prepetition compensation, prepetition business expenses, deductions and benefits in the ordinary course of its business. Accordingly, Weirton seeks entry of an order authorizing it, in accordance with Weirton's stated prepetition policies, and at its sole discretion, to pay, inter alia: (a) prepetition compensation, prepetition business expenses, deductions, withholdings and benefits that accrued but remained unpaid as of the Petition Date to or for the benefit of employees or independent contractors; (b) prepetition employee payroll deductions and withholdings; and (c) costs and expenses incident to the foregoing payments and contributions.

      (b)   Workers' Compensation

      23. As previously referenced herein, Weirton is the second largest private employer in the State of West Virginia. It is critical that Weirton be permitted to continue its workers' compensation program. If the current self-insured program is not maintained, Weirton is statutorily obligated to make alternative arrangements for workers' compensation coverage - which coverage is at a substantially higher cost than Weirton's participation in its current workers' compensation coverage program. The failure of Weirton to maintain uninterrupted workers' compensation coverage could result in, inter alia: (a) employees bringing lawsuits for potentially unlimited damages; (b) Weirton being enjoined from continuing operations; and (c) Weirton's officers could be subject to criminal prosecution. Accordingly, Weirton seeks entry of an order authorizing it, in its sole discretion, to: (a) continue its workers' compensation program and allow certain prepetition claims to be processed and paid; and (b) pay certain prepetition premium taxes, self-insured claims and prepetition processing costs associated with Weirton's workers' compensation program in the ordinary course of its business.

      C.    PREPETITION CLAIMS MOTIONS

      (a)   Obligations to Certain Carriers, Warehousers and Processors

      24. Weirton relies upon several reputable common carriers, freighters and truckers ("Carriers") to transport raw materials used by Weirton and goods produced by Weirton in the ordinary course of its business. Weirton also stores certain finished product, raw materials, work in process and supplies used in Weirton's operations. Included in this system are dock spaces and in-transit warehouses located near certain customers and suppliers ("Warehouse

Creditors"). Weirton additionally uses outside processors that receive work in process from Weirton, finish the product and ship the finished product to Weirton's customers ("Processors"). It is essential for Weirton's continuing business viability and the success of its reorganization efforts that it maintain a reliable and efficient flow of raw materials and goods through Weirton's distribution, warehousing and processing systems. Unless Weirton continues to receive raw materials, and transport and deliver work in process, supplies and finished products on a timely basis, its operations will cease as a going concern.

      The majority, if not all, of the Carriers, Warehouse Creditors and Processors are entitled to possessory liens in accordance with applicable state statutes. Weirton submits that such Carriers, Warehouse Creditors and Processors holding prepetition claims against Weirton will refuse to deliver such raw materials, work in process, supplies and finished products unless and until their related claims for the carriage, warehousing or processing of such materials have been satisfied and their liens redeemed. Weirton submits that the value of materials and goods held by Carriers, Warehouse Creditors and Processors and the attendant harm to Weirton if such materials and goods are not released, far exceeds the value of the charges relating to transportation, warehousing or processing. Accordingly, Weirton seeks entry of an order authorizing it, in its sole discretion, to pay prepetition claims of Carriers, Warehouse Creditors and Processors where the benefits to Weirton's bankruptcy estate from making such payments exceed the costs of bringing actions to compel turnover and the delays associated with such actions, provided that the aggregate amount of such payments do not exceed $4 million.

      (a)   Customer Obligations

      25. Prior to the Petition Date, in the ordinary course of its business, Weirton received deposits or prepayments from certain customers for goods and services that, as of the Petition Date, had not been delivered or provided to such customers in full or in part ("Deposits"). Additionally, certain of Weirton's customers hold contingent prepetition claims against Weirton for, inter alia: (a) rebates, discounts, contras, refunds, adjustments and other credits relating to sales made by Weirton prior to the Petition Date ("Credits"); and (b) obligations arising under existing warranties to replace goods sold by Weirton prior to the Petition Date that are defective, nonconforming or otherwise unacceptable to Weirton's customers ("Warranty Claims"). Weirton estimates that the aggregate of Deposits, Credits and Warranty Claims as of the Petition Date totaled approximately $8.9 million; however, Weirton expects that this amount will be substantially if not exclusively satisfied by the provision of goods and serves to customers by Weirton in the ordinary course of Weirton's continuing postpetition business. Weirton's ability to successfully reorganize is totally dependent upon the loyalty and confidence of its customers. Any delay in honoring Deposits, Credits and Warranty Claims will severely and irreparably impair Weirton's customer relations at a time when customer support and confidence is most critical. Accordingly, Weirton seeks entry of an order authorizing it, in its sole discretion, to treat all obligations to customers, and the goods and services they represent, in the ordinary course of Weirton's business in the same manner and on the same terms and conditions as such obligations were treated prior to the Petition Date, including, honoring or paying all Deposits, Credits and Warranty Claims.

      (a)   Sales and Use Taxes

      26. In connection with its normal business operations, Weirton incurs sales and use taxes in the states of West Virginia and Ohio. There is a lag time between the time in which Weirton incurs the obligation to pay such taxes and the date on which payment of such taxes becomes due. Thus, certain taxing authorities have claims against Weirton for sales and use taxes that are accrued and owing, but unpaid as of the Petition Date. Weirton estimates that these tax claims aggregate no more than $50,000. The sales and use taxes are "trust fund" taxes, collected from third parties and held in trust for payment to the appropriate taxing authority. The sales and use taxes are entitled to priority under section 507(a)(8) of the

Bankruptcy Code, and must be paid in full in order for a plan of reorganization to be confirmed. Thus, payment of the pre-petition sales and use taxes at this time affects only timing of payment, and does not prejudice the rights of other creditors. Weirton submits that in the event sales and use taxes are not timely paid, taxing authorities may (a) undertake costly and time consuming audits, diverting Weirton's limited resources away from the reorganization process; and
(b) impose penalties and interest. Accordingly, Weirton seeks entry of an order authorizing Weirton, in its sole discretion, to pay sales and use taxes to appropriate taxing authorities where such taxes were collected by Weirton from third parties prior to the Petition Date, but not paid by Weirton to the taxing authorities.

            D.    USE OF EXISTING BANK ACCOUNTS, CASH MANAGEMENT
                  SYSTEM, BOOKS AND RECORDS

      27. Weirton uses a cash management procedure in the ordinary course of its business designed to promote the efficient collection, investment and application of funds. Weirton's cash management system relies upon the use of separate lockbox accounts, established in accordance with its pre-petition revolving credit agreement, and in order to provide an efficient system for the collection of accounts receivable. The cash management and lockbox system currently in place is required to be maintained by the DIP Lenders, as it continues to have significant attributes, including, inter alia, the ability to:
(a) control and monitor funds; (b) invest idle cash on a short-term basis; (c) ensure cash availability; and (d) reduce administrative expenses by facilitating the movement of funds and the development of timely and accurate account information. Permitting Weirton to maintain its existing bank accounts and cash management system (and make changes thereto as are appropriate in the ordinary course of business) will prevent disruption of Weirton's operations, and will not prejudice any creditor or other party in interest.

      28. Weirton will maintain complete and accurate records of all transfers in and out of bank accounts. The existing cash management system functions smoothly and permits the efficient collection of cash for the benefit of Weirton and all parties in interest. Maintenance of existing accounts, systems and forms preserves the business as usual concept deemed important by Weirton and avoids unnecessary distractions that would inevitably be associated with any substantial disruption of Weirton's cash management system, thereby facilitating the stability of Weirton's postpetition business operations. Accordingly, Weirton seeks entry of an order (a) approving Weirton's continued use of its cash management system, as such system may be modified to implement the terms of proposed debtor-in-possession financing; and (b) approving the continued use of Weirton's (i) existing bank accounts, (ii) existing business forms, and (iii) current investment and deposit guidelines.

      E. INSURANCE PREMIUM FINANCING MOTION

      29. Weirton maintains insurance programs consisting of several types and layers of coverage through various carriers for casualty and property damage. The casualty coverage includes, but is not limited to, directors' and officers' liability, workers' compensation, and general liability (collectively, "Casualty Insurance"). The property coverage includes property damage to all material assets, business interruption resulting from property damage, and contingent business interruption due to the disruption of business from key vendors or customers (collectively, "Property Insurance"). A substantial portion of the Casualty Insurance was renewed on March 1, 2003, with the terms to expire on March 1, 2004. Seven Casualty Insurance policies expire before the end of 2003, with the earliest expiration on July 9, 2003. The Property Insurance policies were renewed on May 1, 2003, with expiration on May 1, 2004.

      The Debtor's insurance carriers are unwilling to extend unsecured credit to the Debtor allowable as an administrative expense for the purpose of paying part of the insurance premiums in installments. Pursuant to section 364(c)(2) of the Bankruptcy Code, if a debtor is unable to obtain unsecured credit allowable as an administrative expense, the Court, after notice and a hearing, may authorize the obtaining of credit or the incurring of debt secured by a lien on property of the estate that is not otherwise subject to a lien. A.I. Credit Corp. ("A.I. Credit") has agreed to finance the payment of certain of the Debtor's insurance premiums pursuant to two Premium Finance Agreements and Disclosure Statements (the "Finance Agreements").

      Both of the Finance Agreements provide, inter alia, that to secure payment of the amounts due to A.I. Credit, the Debtor granted to A.I. Credit a perfected first priority security interest in unearned or returned premiums and other amounts due to the Debtor under the policies resulting from cancellation of the policies. Pursuant to further terms of the Finance Agreements, the Debtor granted to A.I. Credit a power of attorney to cancel the policies after giving notice required by chapter 33 of the West Virginia Code and any other applicable law in the event the Debtor defaults in its payments, and A.I. Credit may apply any unearned premium returned by any insurance carrier to any amount owing by the Debtor to A.I. Credit under the Finance Agreements. Accordingly, Weirton seeks the entry of an order authorizing it to perform under the Finance Agreements pursuant to section 364(c)(2) of the Bankruptcy Code.

      F. DEBTOR-IN-POSSESSION FINANCING

      30. Most important to Weirton's successful rehabilitation and reorganization under this chapter 11 proceeding is the Company's access to cash liquidity. As with most other large companies, Weirton has significant cash requirements. Access to credit is necessary to meet the substantial day-to-day operating costs associated with Weirton's operations, including, but not limited to, the purchasing of materials, the payment of payroll and other obligations. A lack of access to working capital availability, including the additional liquidity provided by the proposed debtor-in-possession financing, would immediately and irreparably harm Weirton, its bankruptcy estate and creditors.

      Weirton is the borrower under that certain Loan and Security Agreement dated as of October 26, 2001, and amended and restated as of May 3, 2002, and again on June 18, 2002 (collectively, "Senior Credit Facility") with Fleet Capital Corporation, as agent and lender, Foothill Capital Corporation, The CIT Group/Business Credit, Inc., GMAC Business Credit, LLC, and Transamerica Business Capital Corporation. The Senior Credit Facility is a revolving credit facility in the maximum amount of $200 million, subject to certain borrowing base restrictions, including but not limited to a $20 million reserve. The Senior Credit Facility is secured by a first priority mortgage, lien and security interest in the majority of Weirton's assets, including but not limited to accounts receivable, inventory (and proceeds of each of accounts receivable and inventory) and Weirton's Tin Assets.

      In preparation for its chapter 11 filing, Weirton negotiated terms and conditions of debtor-in-possession financing with several potential lenders in addition to the participants of the Senior Credit Facility including, without limitation, General Electric Capital Corporation, Congress Financial Corporation, Bank One, NA and Merrill Lynch.

      Prior to the Petition Date, Weirton negotiated the financing arrangement ("DIP Loans"), which is contemplated by a DIP Loan Agreement, substantially in the form attached as Exhibit A to the Debtor-in-Possession Financing Motion. (The DIP Loan Agreement together with related security agreements and instruments and other documents as may be executed and delivered in connection therewith, the "DIP Loan Documents"), with Fleet Capital Corporation ("Fleet") as administrative agent ("Agent") and the syndicated participating lenders named therein (the "DIP Lenders").

      Pursuant to the DIP Loan Agreement, the DIP Lenders have agreed, subject to certain conditions, to provide Weirton with revolving loans and letter of credit accommodations in an aggregate amount of up to $200 million ("DIP Revolver"), and a term loan in the maximum principal amount of $25 million ("DIP Term Loan") to be secured by first priority liens on substantially all assets of the Debtor's estate (subject to valid liens existing on the Petition Date), and would be granted superpriority administrative status, subject to a Carve-Out for fees payable to United States Trustee and professional fees.

      Weirton submits that it may require access to the entire DIP Revolver on an interim basis, as the initial borrowing under the DIP Revolver is required to fully pay and satisfy the claims of the Senior Credit Facility in the approximate amount of $160,551,115.93 million. The payment of this obligation is an essential precondition to the willingness of the DIP Lenders to provide the DIP Facility to Weirton. Such access is required to assure that Weirton will have sufficient liquidity to sustain its ongoing operations, and to provide trade creditors with an adequate level of comfort in order for Weirton to obtain reasonable postpetition payment terms with such trade creditors.

      Weirton's working capital assets - its inventory and accounts receivable - are already encumbered, or otherwise committed. As previously described, prior to making this motion, Weirton attempted to arrange debtor-in-possession financing through numerous other sources in order to maximize liquidity, but ultimately determined, in its reasonable business judgment, that the DIP Loan Agreement negotiated with the DIP Lenders was the best financing package available to Weirton under the circumstances. Weirton was unable to obtain financing on an unsecured, junior secured or non-priority basis, and Weirton does not have access to postpetition financing under terms and conditions better than those set forth in the DIP Loan Documents. The terms and conditions of the DIP Loan are fair, reasonable and represent the best financing option available to Weirton under the current financial circumstances of Weirton.

      Weirton negotiated the terms of the DIP Facility with the DIP Lenders and the Agent at arm's length and in good faith as required by section 364(e) of the Bankruptcy Code, with all parties represented by experienced counsel and financial advisors. Accordingly, the DIP

Lenders and the Agent have requested, and Weirton agrees, that they should be entitled to the protection and benefits of section 364(e) of the Bankruptcy Code.

      Without the availability of the DIP Facility, it is highly unlikely that Weirton has sufficient liquidity to be able to finance its working capital needs during the pendency of its chapter 11 proceeding. In the event Weirton is unable to finance its working capital needs, the going concern value of its operations will be quickly eroded. The preservation and maintenance of the going concern value of Weirton is of paramount significance to a successful reorganization in accordance with the applicable provisions of chapter 11 of the Bankruptcy Code.

      G. APPLICATIONS TO RETAIN PROFESSIONALS

      31. Weirton's business operations are complex, and the restructuring of Weirton's finances under its business model requires the assistance of qualified professionals in a number of fields and areas of expertise. On the Petition Date, Weirton filed several applications for the retention of professionals, as set forth below. It is expected that Weirton may subsequently file other applications to retain professionals, as the need may arise in the future.

      (a) Retention of McGuireWoods LLP

      32. Weirton seeks to employ and retain the national law firm of McGuireWoods LLP ("McGuireWoods"), with a regional office in Pittsburgh, Pennsylvania, as its counsel with regard to the filing and prosecution of Weirton's chapter 11 case and all related matters, effective as of the Petition Date.

      Weirton has selected McGuireWoods on the basis of its considerable experience in the fields of bankruptcy, corporate reorganization and debt restructuring. Weirton submits that McGuireWoods is well-qualified to represent it as a debtor-in-possession in this chapter 11 case.

      To the best of my knowledge, information and belief, McGuireWoods has no connection with Weirton, its creditors, any other parties in interest, or their respective attorneys and accountants, or with the Office of the U.S. Trustee, except that (a) McGuireWoods represents Weirton in this case and has represented Weirton in its restructuring efforts in preparation for the institution of this chapter 11 case, and (b) McGuireWoods represents certain creditors and other parties in interest of Weirton in matters entirely unrelated to this proceeding, as set forth in the Declaration of Robert G. Sable accompanying the Application.

      Weirton submits that McGuireWoods does not represent or hold any interest adverse to Weirton and/or its estate, and that McGuireWoods is a disinterested person, and well qualified to serve and represent Weirton as its counsel. Weirton proposes that McGuireWoods be compensated for its serves at its ordinary billing rates and in accordance with its customary billing practices, as described in more detail in the Application.

      (b) Retention of Houlihan Lokey Howard & Zukin Capital

      33. Weirton seeks to employ and retain Houlihan Lokey Howard & Zukin Capital ("Houlihan Lokey") as Weirton's investment banker during this chapter 11 case, effective as of the Petition Date and pursuant to the terms of the retention letter attached to the Application as Exhibit A. Houlihan Lokey will provide such specific services to Weirton as Houlihan Lokey and Weirton shall deem appropriate and feasible in order to advise Weirton in the course of this chapter 11 proceeding, including, inter alia: (a) advising Weirton generally on strategic and financial alternatives, including specific courses of action and assisting Weirton with its reorganization efforts; (b) assisting Weirton with respect to debtor-in-possession financing; (c) assisting in development, negotiations and implementation of a restructuring transaction under a plan of reorganization; (d) assisting Weirton in the development of valuation estimates of Weirton's assets; (e) providing expert advice and testimony (if required) relating to financial matters related to restructuring, including, inter alia, the feasibility of any plan of reorganization, the valuation of any securities issued under a plan of reorganization, and any other matter pursuant to which Houlihan Lokey is rendering services hereunder;
(f) to the extent requested by Weirton, advising Weirton as to potential acquisitions and the sale or other disposition of assets; (g) advising Weirton as to any potential financings, either debt or equity; (h) assisting management of Weirton with presentations made to Weirton's Board of Directors regarding potential restructuring transactions and/or other issues related to Weirton's reorganization; and (i) rendering such other financial advisory and investment banking services as may be mutually agreed upon by Weirton and Houlihan Lokey.

      The types of transactions contemplated by Weirton's retention of Houlihan Lokey include transactions of a nature for which investment banks are typically retained in large and complex cases. Houlihan Lokey, at the request of Weirton, and with appropriate Court approvals, may provide additional services deemed necessary and appropriate for the benefit of Weirton's bankruptcy estate.

      The services of Houlihan Lokey are critical to Weirton's ability to maximize the value of its bankruptcy estate and successfully reorganize. Weirton submits that Houlihan Lokey is well-qualified and able to represent it in an efficient and effective manner. Houlihan Lokey understands the requirement of and is willing to subject itself to the jurisdiction and supervision of this Court.

      Houlihan Lokey in the past has represented, currently represents and likely in the future will represent, creditors, equity security holders and parties in interest of Weirton in matters unrelated to this chapter 11 proceeding. To the best knowledge, information and belief of Weirton, Houlihan Lokey has no connection with Weirton, its creditors, any other party in interest, or their respective attorneys and accountants, or with the United States Trustee or any person employed in the Office of the United States Trustee, except as otherwise disclosed in the Declaration of Jonathan B. Cleveland attached to the Houlihan Lokey Application. Houlihan

Lokey is a disinterested person and is qualified to serve as financial advisor and investment banker for Weirton.

      Weirton proposes that Houlihan Lokey be compensated for the services described herein and in the retention letter, on the following basis:

            (i) Commencing as of April 17, 2003, and ending upon the termination of the Engagement Letter, and whether or not a Transaction is proposed or consummated, a monthly cash advisory fee (the "Advisory Fee") of $150,000 per month. The Advisory Fee shall be payable by the Debtor in advance on the seventeenth (17th) day of each month without notice or invoice;

            (ii) In the event a Restructuring Transaction entails any modification, repayment or refinancing of any outstanding indebtedness of Weirton, ("Indebtedness"), Weirton shall pay Houlihan Lokey a fee (the "Restructuring Transaction Fee") equal to $3 million, less 50% of all Advisory Fees received by Houlihan Lokey after the first six payments of Advisory Fees hereunder. For purposes of this Application, Indebtedness shall include any bank debt, mortgage debt, capital leases, notes, bonds, and/or any other liabilities outstanding as of the consummation of the Restructuring Transaction. The Restructuring Transaction Fee shall be payable in cash upon
                  (1) the effective date of an out-of-court restructuring through an exchange or tender offer, refinancing or other mechanism, (2) obtaining the requisite consents to a "pre-packaged" Chapter 11 plan of reorganization solicited pursuant to Section 1126(b) of the Bankruptcy Code, or (3) the confirmation of a Chapter 11 plan of reorganization. A Restructuring Transaction Fee shall not be payable if a Chapter 11 case is converted to a Chapter 7 liquidation.

            (iii) Upon consummation of a Sale Transaction, a fee (a "Sale
                  Transaction Fee") in an amount equal to one percent (1%) of the Transaction Value (as defined in the Engagement Letter), less fifty percent (50%) of all Advisory Fees received by Houlihan Lokey after the first twelve payments of Advisory Fees; and

            (iv) Upon the consummation of a Financing Transaction, a fee (a "Financing Transaction Fee"), in an amount equal to the sum of
                  (i) seven percent (7%) of the aggregate amount of all equity or common stock placed or committed, (ii) five percent (5%) of the aggregate amount of all preferred stock and convertible debt securities placed or committed, and (iii) three and one-half percent (3.5%) of the aggregate principal amount of all unsecured, non-senior and subordinated debt securities placed or committed.

      (c) Retention of Ketchum, Inc.

      34. Weirton desires to retain Ketchum as public relations consultant to Weirton during this chapter 11 case. Ketchum is a specialized communications firm with expertise in corporate, financial and public policy issues. Ketchum has experience in assisting financially troubled companies with public relations, including companies subject to chapter 11 proceedings. Ketchum and the services it proposes to provide to Weirton are important to allow Weirton to maximize the value of its bankruptcy estate and reorganize successfully.

      Weirton believes that Ketchum is well qualified and able to represent Weirton in an efficient and effective manner. Ketchum understands the requirement of and is willing to subject itself to the jurisdiction and supervision of this Court.

      Ketchum in the past has represented, currently represents and likely in the future will represent creditors, equity security holders and parties in interest of Weirton in matters unrelated to this chapter 11 proceeding. Ketchum has no connection with

      Weirton, its creditors, any other party in interest, or their respective attorneys and accountants, or with the United States Trustee, or persons employed in the office of the United States Trustee, except as otherwise disclosed in the Declaration of Jerry Thompson attached to the Ketchum Application. Ketchum is a disinterested person and is qualified to serve as the public relations consultant to Weirton.

      Prior to the Petition Date, Weirton and Ketchum entered a retention letter attached to the Ketchum Application as Exhibit A for the provision of communications consulting services to Weirton during the course of its chapter 11 reorganization proceeding. It is expected that the Ketchum retention letter will govern the relationship between Weirton and Ketchum during the chapter 11 process.

      (d) Retention of FTI Consulting, Inc.

      35. Weirton seeks to employ and retain FTI Consulting, Inc. ("FTI") as financial advisor, as more fully described in the Declaration of Michael C. Buenzow submitted with the Application as of the Petition Date.

      FTI is a financial advisory and consulting firm retained by Weirton for the purpose of reviewing, analyzing and assisting in the preparation of financial modeling, forecasting and development of business plans, and such other services as FTI and Weirton shall deem appropriate and feasible in the scope of FTI's engagement. Weirton seeks to retain FTI pursuant to the terms of the retention letter attached to the Application as Exhibit A.

      FTI does presently, in the past has represented, and likely in the future will represent creditors, equity security holders and parties in interest of Weirton in connection with matters unrelated to this chapter 11 proceeding. FTI has no connection with Weirton other than FTI's prepetition work on behalf of Weirton, its creditors, any other party in interest, or their respective attorneys and accountants, or with the United States Trustee, or persons employed in the Office of the United States Trustee, except as otherwise disclosed in the Declaration of Michael C. Buenzow, attached to the FTI Application. FTI is a disinterested person and is qualified to serve as the financial and restructuring advisor to Weirton.

      The nature of services contemplated by Weirton's retention of FTI includes a role for FTI for which financial consultants are typically retained in large and complex chapter 11 cases. FTI, at the request of Weirton, with appropriate court approvals, may provide additional advisory services deemed necessary and appropriate for the benefit of Weirton's bankruptcy estate.

      The services of FTI are critical to Weirton's ability to successfully reorganize. Weirton submits that FTI is well-qualified and able to represent it in an efficient and effective manner. FTI understands the requirement of and is willing to subject itself to the jurisdiction of this Court.

      (e) Donlin, Recano & Company, Inc.

      36. Weirton desires to retain Donlin, Recano & Company ("Donlin Recano") to assume responsibility for the distribution of notices and administration of claims which would otherwise be administered by the Clerk of the Bankruptcy Court, as described in the retention letter attached to the Donlin Recano Application as Exhibit A.

      During Weirton's chapter 11 proceeding, many notices will have to be distributed to creditors and other parties-in-interest. The creditors, equity security holders, and other interested parties to whom such notices may be distributed number in the thousands. Due to the sheer volume of notices to be distributed in this case and claims to be collected, monitored and reconciled, Weirton believes that it is in the best interest of the Weirton bankruptcy estate to appoint Donlin Recano as notice agent and claims agent.

      To the best of Weirton's knowledge, information and belief, and based on the Declaration of Louis Recano, Donlin Recano is a disinterested person and holds no interest adverse to Weirton, its creditors or its bankruptcy estate for the matters for which Donlin Recano is to be employed. Donlin Recano will charge the rates set forth in the Donlin Recano Agreement that is attached to the Application.

      (f) Other Professionals

      37. In addition to the foregoing professional retention applications, the Debtor has filed applications to retain the following additional professionals:

            (i)   Bailey, Riley, Buch & Harman, L.C., as local counsel

            (ii)  Buck Consultants, Inc., as human resources consultants

            (iii) Procurement Specialty Group, Inc., as procurement consultants

            (iv)  Kirkpatrick & Lockhart, LLP, as special counsel

            (v)   Spilman Thomas & Battle, PLLC, as special counsel

The Debtor has also filed a Motion to Employ Certain Ordinary Course Professionals.

                                   CONCLUSION

      To preserve the value of its business to the fullest extent possible, Weirton's immediate objective is to maintain "business as usual" following the commencement of this chapter 11 case by minimizing any adverse impact of the chapter 11 filing on Weirton's operations. For the reasons described herein and in the first day pleadings, I believe that the prospect for achieving these objectives for the benefit of creditors and other stakeholders will be substantially enhanced if this Court grants the relief requested in each of the first day pleadings.

      I declare under penalty of perjury under 28 U.S.C. Section 1746 that the foregoing is true and correct to the best of my knowledge, information and belief.

Dated: May 19, 2003                       /s/ James T. Gibbons
                                         ----------------------
                                            James T. Gibbons

         FORM 4. LIST OF CREDITORS HOLDING 20 LARGEST UNSECURED CLAIMS
                         UNITED STATES BANKRUPTCY COURT
                         NORTHERN DISTRICT OF VIRGINIA

In re WEIRTON STEEL CORPORATION         Case No.
      -------------------------                 -------------------------
                         Debtor
                                        Chapter            11
                                                -------------------------



             LIST OF CREDITORS HOLDING 20 LARGEST UNSECURED CLAIMS

     Following is the list of the debtor's creditors holding the 20 largest unsecured claims. The list is prepared in accordance with Fed. R. Bankr. P. 1007(d) for filing in this chapter 11 [or chapter 9] case. The list does not include (1) persons who come within the definition of "insider" set forth in 11 U.S.C. Section 101, or (2) secured creditors unless the value of the collateral is such that the unsecured deficiency places the creditor among the holders of the 20 largest unsecured claims.


------------------------------------------------------------------------------------------------------------------------------------
  Name of creditor and              Name, telephone number               Nature of claim     Indicate if claim is    Amount of claim
complete mailing address,            and complete mailing               (trade debt, bank        contingent,          [if secured,
   including zip code               address, including zip              loan, government        unliquidated,          also state
                                   code, of employee, agent,             contract, etc.)     disputed, or subject       value of
                                   or department of creditor                                      to setoff             security]
                                    familiar with claim who
                                       may be contacted
------------------------------------------------------------------------------------------------------------------------------------
Deutsche Bank Trust Co.            Attn: Irene Golavashchuk            Indenture trustee to                           16,336,000.00
280 Park Avenue                    ph-212-454-4219;                    10 3/4% Series 2005
Mail Stop NYC 030914               fax-212-454-0302                    Notes
New York, NY 10018


------------------------------------------------------------------------------------------------------------------------------------
Deutsche Bank Trust Co.            Attn: Irene Golovashchuk            Indenture Trustee to                           12,658,000.00
280 Park Avenue                    ph-212-454-4219;                    11 3/8% Series 2004
Mail Stop NYC 030914               fax-212-454-0302                    Notes
New York, NY 10018

------------------------------------------------------------------------------------------------------------------------------------
USX Corporation                    Carol Anestis                       Trade debt                                     11,072,624.81
Attn: David W. Hutchison           ph-412-443-4705;
600 Grant Street                   fax-412-433-3624
Pittsburgh, PA 15219-4776

------------------------------------------------------------------------------------------------------------------------------------
J.P. Morgan Trust Company, N.A.    Attn: Institution Trust Services    Indenture trustee to                           10,720,000.00
One Oxford Center                  ph-216-694-5939;                    Pollution Control Bonds
301 Grant Street, Suite 1100       fax-216-694-5385                    Series 1989 8 5/8%
Pittsburgh, PA 15219                                                   Due 11-1-14 de minimus
                                                                       colateral value

------------------------------------------------------------------------------------------------------------------------------------
Henkel Chemical Management         Trudy Hill                          Trade debt                                      4,868,571.62
P.O. Box 101795                    ph-1-800-831-3130;
Atlanta, GA 30392-1795             fax-304-797-4351

------------------------------------------------------------------------------------------------------------------------------------

In re   WEIRTON STEEL CORPORATION                    Case No.
     ----------------------------------------------,         ------------------
                                           Debtor


             LIST OF CREDITORS HOLDING 20 LARGEST UNSECURED CLAIMS
                              (Continuation Sheet)

-----------------------------------------------------------------------------------------------------------------------------------
                                 NAME, TELEPHONE NUMBER AND                                INDICATE IF CLAIM IS
                            COMPLETE MAILING ADDRESS, INCLUDING   NATURE OF CLAIM (TRADE       CONTINGENT,         AMOUNT OF CLAIM
  NAME OF CREDITOR AND        ZIP CODE, OF EMPLOYEE, AGENT, OR       DEBT, BANK LOAN,          UNLIQUIDATED,         (IF SECURED,
COMPLETE MAILING ADDRESS,   DEPARTMENT OF CREDITOR FAMILIAR WITH       GOVERNMENT              DISPUTED, OR       ALSO STATE VALUE
   INCLUDING ZIP CODE          CLAIM WHO MAY BE CONTACTED            CONTRACT, ETC.)         SUBJECT TO SETOFF       OF SECURITY)
-----------------------------------------------------------------------------------------------------------------------------------
ALLEGHENY POWER            JOHN RUTKOWSKI                         TRADE DEBT                                        2,857,188.52
800 CABIN HILL DRIVE       FAX-412-837-3000
GREENSBURG, PA 15601-1689

-----------------------------------------------------------------------------------------------------------------------------------
KOPPERS MONESSEN           DOUG PFEIFFER                          TRADE DEBT                                        2,508,065.99
PARTNERS L.P.              PH-412-227-2001;
436 SEVENTH AVENUE         FAX-412-227-2202
PITTSBURGH, PA 15219-1800

-----------------------------------------------------------------------------------------------------------------------------------
COMPREHENSIVE LOGISTICS    HEATHER                                TRADE DEBT                                        1,800,000.00
127 PUBLIC SQUARE -        PH-330-793-1345;                       (ESTIMATED)
15TH FLOOR                 FAX-330-793-3404
CLEVELAND, OH 44114

-----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE ENERGY           BRYAN ROBINSON                          TRADE DEBT                                        1,587,095.23
9300 SHELBYVILLE ROAD,    PH-502-214-6353;
SUITE 810                 FAX-502-426-8800
LOUISVILLE, KY 40222-5145

-----------------------------------------------------------------------------------------------------------------------------------
VESUVIUS USA              VESUVIUS USA                            TRADE DEBT                                        1,339,828.27
5645 COLLECTIONS          FAX-412-276-7313
CENTER DRIVE
CHICAGO, IL 60693

-----------------------------------------------------------------------------------------------------------------------------------
MILLCRAFT PRODUCTS, INC.  JACK B. PIATT, II                       TRADE DEBT                                        1,333,262.87
MANIFOLD ROAD             PH-724-222-5000;
P.O. BOX 587              FAX-724-222-6541
WASHINGTON, PA 15301

-----------------------------------------------------------------------------------------------------------------------------------

In re   WEIRTON STEEL CORPORATION                    Case No.
     ----------------------------------------------,         ------------------
                                           Debtor


             LIST OF CREDITORS HOLDING 20 LARGEST UNSECURED CLAIMS
                              (Continuation Sheet)

-----------------------------------------------------------------------------------------------------------------------------------
                                 NAME, TELEPHONE NUMBER AND                                INDICATE IF CLAIM IS
                            COMPLETE MAILING ADDRESS, INCLUDING   NATURE OF CLAIM (TRADE        CONTINGENT,        AMOUNT OF CLAIM
  NAME OF CREDITOR AND        ZIP CODE, OF EMPLOYEE, AGENT, OR        DEBT, BANK LOAN,         UNLIQUIDATED,         [IF SECURED,
COMPLETE MAILING ADDRESS,  DEPARTMENT OF CREDITOR FAMILIAR WITH        GOVERNMENT              DISPUTED, OR       ALSO STATE VALUE
   INCLUDING ZIP CODE          CLAIM WHO MAY BE CONTACTED            CONTRACT, ETC.)         SUBJECT TO SETOFF       OF SECURITY]
-----------------------------------------------------------------------------------------------------------------------------------
MPW INDUSTRIAL             PATTY MASON                            TRADE DEBT                                        1,118,647.67
SERVICES, INC.             PH-1-800-827-8790;
9711 LANCASTER ROAD SE     FAX-614-929-3309
HEBRON, OH  43025
-----------------------------------------------------------------------------------------------------------------------------------
MCCARIS                    CREDIT DEPARTMENT                      TRADE DEBT                                        1,089,633.45
P.O. BOX 360375            PH-412-843-5660;
PITTSBURGH, PA 15251       FAX-724-843-3100

-----------------------------------------------------------------------------------------------------------------------------------
SOLID WASTE                ANGIE                                  TRADE DEBT                                        1,074,691.59
SERVICES, INC.             PH-215-256-1900;
320 GODSHALL DRIVE         FAX-215-256-4504
HARLEYSVILLE, PA 19430

-----------------------------------------------------------------------------------------------------------------------------------
MOTION INDUSTRIES, INC.   GERRI GIVENS                            TRADE DEBT                                        1,050,470.00
P.O. BOX 358              PH-304-797-7094;
WIERTON, WV 26062         FAX-304-797-8256

-----------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL MILL        BILL MILLER                             TRADE DEBT                                          979,569.02
SERV, INC.                INTERNATIONAL MILL SERV, INC.
1155 BUSINESS CENTER      PH-215-956-5508;
DRIVE SUITE 200           FAX-215-956-5598
HORSHAM, PA 19044
-----------------------------------------------------------------------------------------------------------------------------------
SHEFFIELD FORGEMASTERS    PAT MCCAFFREY                           TRADE DEBT                                          861,274.00
ROLLS, LTD.               PH-412-276-0916;
4 SWALLOW HILL ROAD       FAX-412-276-7069
CARNEGIE, PA 15106

-----------------------------------------------------------------------------------------------------------------------------------

In re WEIRTON STEEL CORPORATION       ,       Case No. _________________________
      ________________________________
                               Debtor

             LIST OF CREDITORS HOLDING 20 LARGEST UNSECURED CLAIMS
                              (Continuation Sheet)

                                     NAME, TELEPHONE NUMBER AND                                INDICATE IF CLAIM
                                COMPLETE MAILING ADDRESS, INCLUDING   NATURE OF CLAIM (TRADE     IS CONTINGENT,     AMOUNT OF CLAIM
  NAME OF CREDITOR AND            ZIP CODE, OF EMPLOYEE, AGENT, OR       DEBT, BANK LOAN,        UNLIQUIDATED,     [IF SECURED, ALSO
COMPLETE MAILING ADDRESS,      DEPARTMENT OF CREDITOR FAMILIAR WITH       GOVERNMENT             DISPUTED, OR        STATE VALUE OF
   INCLUDING ZIP CODE                CLAIM WHO MAY BE CONTACTED          CONTRACT, ETC.)       SUBJECT TO SETOFF       SECURITY]
-------------------------      -------------------------------------  -----------------------  -----------------   -----------------
BOC GASES                      DAVE READ                              TRADE DEBT                                        844,788.00
9800 MCKNIGHT ROAD,            PH-412-366-8733;
SUITE 300A                     FAX-412-366-8700
PITTSBURGH, PA 15237-6006

MINTEQ INTERNATIONAL, INC.     MARY FIORENTINO                        TRADE DEBT                                        675,709.24
P.O. BOX 204                   PH-1-800-390-9393;
BORDENTOWN AVENUE              FAX-219-922-3482
OLD BRIDGE, NJ 08857

XTEK, INC.                     BILL OMERA                             TRADE DEBT                                        661,322.53
C/O MECHANICAL MAINTENANCE     PH-412-782-2014;
GRANT AVENUE & B&O RAILROAD    FAX-513-733-7939
P.O. BOX 95052
PITTSBURGH, PA 15223

  DECLARATION UNDER PENALTY OF PERJURY ON BEHALF OF CORPORATION OR PARTNERSHIP

     I, the Director of Corporate Development and Strategy of the corporation named as the debtor in this case, declare under penalty of perjury that I have read the foregoing List of Creditors Holding 20 Largest Unsecured Claims and that it is true and correct to the best of my information and belief.

Date      5/19/03               Signature  /s/ James T. Gibbons
     _______________________             __________________________
                                         JAMES T. GIBBONS
                                         DIRECTOR OF CORPORATE DEVELOPMENT
                                         AND STRATEGY

   Penalty for making a false statement or concealing property. Fine of up to
              $500,000 or imprisonment for up to 5 years or both.
                        18 U.S.C. Sections 152 and 3571.